Chandler Robinson Chief Executive Officer
Monopar Therapeutics LLC 598 Rockefeller Road
Lake Forest, IL USA 60045

Cancer Research UK

Angel Building 407 St John Street London EClV 4AD United Kingdom

020 7242 0200

cruk.org

2ist March 2018

Dear Chandler,

Clinical Tri.al and Option Agreement between Monopar Therapeutics LLC, Cancer Research UK and Cancer Research Technology Limited dated 15th May 2015 ("the Agreement")

As part of a recent portfolio reprioritisation, Cancer Research UK and Cancer Research Technology have decided to close the project Which is the subject of the Agreement. We will be working with Monopar Therapeutics over the coming months to formalise the arrangements necessary to effect termination of the Agreement.

Yours faithfully,

 /s/ Nigel Blackburn
Nigel Blackburn

Director of Drug Development CRUK Centre for Drug Development

Patron Her Majesty The Queen

Presidents HRH The Duke of Gloucester KG GCVO and HRH Princess Alexandra, the Hon Lady Ogilvy KG GCVO Chief Executive Sir Harpal S Kumar
Regist ered Charity in England and Wales (1089464), Scotland (SC041666) and the Isle of Man (1103)

Regi stered Company limited by guarantee in England and Wales (4325234) and registered rn the Isle of Man (5713F) Registered Address Angel Building, 407 St John Street, London EC1V· 4AD